Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of June 29, 2004, by and among Lone Moose Adventures, Inc., a Nevada corporation (the “Company”), and each of the investors (“Investor”) executing this Agreement who are listed on Schedule 1 attached hereto (and who are collectively referred to as the “Investors”).

RECITALS

WHEREAS, the Company has entered into an Introduction Agreement and an Agreement to Provide Indemnification, respectively, with Jenson Services, Inc., a Utah corporation (“Jenson Services”), and David C. Merrell, an individual (“Merrell”) (the “Investors”) (the “Transaction Documents”) pursuant to which the Company agreed to issue to each Investor certain Compensation Shares (as defined in these respective Agreements) that comprise shares of Common Stock of the Company; and

WHEREAS, as a condition to the obligations of the Investors under the Transaction Documents, the Company has agreed to grant the registration rights with respect to the Registrable Common (as defined herein) on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Holders hereby agree as follows.

Section 1.              Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below. Capitalized terms used herein without definition have the meanings specified in the Notes.

1.1           “Affiliate” means any Person which controls, is controlled by or is under common control with any other Person or Persons. For the purposes of this definition, “control” has the meaning specified as of the date of this Agreement for that word in Rule 405 promulgated by the Commission under the Securities Act.

1.2           “Board” means the Board of Directors of the Company.

1.3           “Commission” means the United States Securities and Exchange Commission, and any successor thereto.

1.4           “Common Stock” means the Company’s common stock, $0.00! par value.

1.5           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

1.6           “Holders” means the (i) Investors, each of whom is a party to this Agreement.

1.7           “Person” means an individual, partnership, limited partnership, corporation, business trust, limited liability company, association, joint stock company, trust, unincorporated organization, joint venture or other entity of whatever nature.

1.8           “PIPE Transaction” means any private placement in public equity of the Company following the completion of the Agreement and Plan of Reorganization (“Reverse Merger Transaction”) between the Company and Southwest Casino and Hotel Corp., a Minnesota corporation (“Southwest”).

1.9           “Registrable Common” means the Compensation Shares or any shares issued under the Transaction Documents.

1.10         “Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

1.11         “Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any successor rule thereto.

1.12         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

Section 2.              Registration Rights.

2.1           Piggyback Registration.

2.1.1        If at any time within two (2) years of the acquisition of the Compensation Shares, and subject to the Carve Back Right described in Section 2.1.3, if the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer or resale of any of its Common Stock by any of its holders (excluding registrations on Forms S-4 and S-8 of the Securities and Exchange Commission), then the Company shall give written notice of its determination to all record Holders of Registrable Common (a “Participation Notice”) at least thirty (30) days prior to filing such registration statement. Upon the written request of a record Holder of any Registrable Common given within fifteen (15) days after receipt of a Participation Notice, the Company will, except as herein provided, cause all such Registrable Common, the record Holders of which have so requested registration thereof, to be included in such registration statement, provided that, with respect to all shares of Registrable Common for which registration has been requested, holders of the Compensation Shares so requesting to have shares of Registrable Common included in such registration statement, all to the extent required to permit the sale or other disposition by the prospective seller or sellers of the Registrable Common, to be so registered. If any registration pursuant to this Section 2.1 shall be underwritten in whole or in part, the Company may require that the Registrable Common requested for inclusion pursuant to this Section 2.1 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

2.1.2        Nothing contained in this Agreement shall prevent the Company from, at any time, abandoning or delaying any such registration initiated by it in order to comply with applicable securities laws. All registration expenses in such case shall be borne by the Company.

2.1.3        If, in the judgment of the Company’s managing underwriter of any public offering or resale for Holders of the Company’s common stock or the Company’s placement agent in the PIPE Transaction or Capital Raising Transaction (the “Carve Back Right”), the inclusion of any or all of the Registrable Common originally covered by a request for registration would interfere with the successful marketing of the shares of Common Stock offered by the Company or would negatively impact the trading market of the Common Stock, then the number of Registrable Common otherwise to be included in the public offering or registered hereunder may be reduced pro rata (by number of shares) among the Holders thereof requesting inclusion of such registration, which reduction may be to zero.

2.1.4        The right of any Holder to include Registrable Common in any underwritten registration pursuant to this Agreement shall be conditioned upon such Holder’s full participation in such underwriting and the inclusion of such Holder’s Registrable Common in the underwriting. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected.

2.1.5        The Company shall not be obligated to effect or take any action to effect, any registration pursuant to Section 2.1 more than two (2) times.

Section 3.              Registration Procedures. When the Company is required by the terms of this Agreement to effect the registration of Registrable Common under the Securities Act, the Company will do the following:

3.1           Filing. Prepare and file with the Commission a registration statement with respect to such securities, and use its commercially reasonable efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed six (6) months;

3.2           Period of Effectiveness. Prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine (9) months;

3.3           Copies. Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, formal prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

3.4           Blue Sky. Use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders may reasonably request in writing within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

3.5           Notification. Notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

3.6           Amendment Notice. Notify such Holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

3.7           Update. Prepare and promptly file with the Commission and promptly notify such Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

3.8           Stop Orders. Advise such Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

3.9           Compliance Issues. Not file any amendment or supplement to such registration statement or prospectus to which a majority in interest of such Holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations promulgated thereunder, after having been furnished with a copy thereof at least two (2) business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law.

Section 4.              Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2 and 3 with respect to the Registrable Common of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Common held by him or it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Common.

Section 5.              Expenses. With respect to each registration requested pursuant to Section 2.1 hereof (except as otherwise provided in such Section) and with respect to each inclusion of Registrable Common in a registration statement pursuant to Section 2.1 hereof (except as otherwise provided in such Section), the Company shall bear the following fees, costs and expenses: all registration, filing and NASD (or exchange) fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security Holders are required to bear such fees and disbursements), all internal Company expenses, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, and the premiums and other costs of policies of insurance against liability (if any) arising out of such public offering. All fees and disbursements of any legal counsel, accountants or advisors for the selling security Holders, underwriting discounts and commissions and transfer taxes relating to the shares included in the offering by the selling security Holders, and any other expenses incurred by the selling security Holders not expressly included above, shall be borne by the selling security Holders.

Section 6.              Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

Section 7.              Indemnification. In the event that any Registrable Common is included in a registration statement under Section 2.1 hereof.

7.1           Indemnification by Company. To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder of Registrable Common which are included in a registration statement pursuant to the provisions hereof, its directors, officers, partners, shareholders and legal counsel and any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or such underwriter within the meaning of the Securities Act, from and against, and will reimburse such Holder and each such underwriter and controlling Person with respect to, any and all loss, damage, claims or liability (collectively, “Losses”), joint or several, to which any of them may become subject under the Securities Act, state securities laws or otherwise, and the Company will pay to each such Holder, director, officer, partner, shareholder, legal counsel, underwriter or controlling person any legal or other costs or expenses reasonably incurred by such person in connection with investigating or defending any such Loss, insofar as such Losses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or omission so made in conformity with information furnished by such Holder, director, officer, partner, shareholder, legal counsel, such underwriter or such controlling Person; provided further, however, that the indemnity agreement in this Section 7.1 shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, and that the foregoing indemnity obligation with respect to any preliminary prospectus shall not inure to the benefit of any Holder on account of any Loss whatsoever arising from the sale of any Registrable Common by such Holder to any person if (A) a copy of the prospectus (as amended or supplemented if such amendments or supplements shall have been furnished to such Holder prior to the confirmation of the sale involved) shall not have been sent or given by or on behalf of such Holder to such person, if required by law, with or prior to the written confirmation of the sale involved, and (B) the untrue statement or omission of a material fact contained in such preliminary prospectus from which such Loss arose was corrected in the prospectus (as amended or supplemented if such amendments or supplements thereto shall have been furnished as aforesaid).

7.2           Indemnification by Holders. Each Holder of Registrable Common which is included in a registration statement pursuant to the provisions hereof will indemnify and hold harmless the Company, its directors and officers, each Person, if any, who controls the Company within the meaning of the Securities Act, any other Holder selling securities pursuant to such registration statement, any controlling Person of any such selling Holder, any underwriter and any controlling Person of any such underwriter (each, an “Indemnitee”) from and against, and will reimburse any Indemnitee with respect to, any and all Losses to which such Indemnitee may become subject under the Securities Act, state securities laws or otherwise, and the Holder will pay to each such Indemnitee any legal or other costs or expenses reasonably incurred by such person in connection with investigating or defending any such Loss, insofar as such Losses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with information furnished in writing by such Holder to the Company specifically for use in the preparation thereof, and provided, however, that the indemnity agreement in this Section 7.2 shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the indemnifying Holder, which consent shall not be unreasonably withheld, and that the foregoing indemnity obligation with respect to any preliminary prospectus shall not inure to the benefit of the Company on account of any Loss whatsoever arising from the sale of any Registrable Common by the Holder to any person if (A) a copy of the prospectus (as amended or supplemented if such amendments or supplements shall have been furnished to such Holder prior to the confirmation of the sale involved) shall not have been sent or given by or on behalf of such Holder to such person, if required by law, with or prior to the written confirmation of the sale involved, and (B) the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus from which such Loss arose was corrected in the prospectus (as amended or supplemented if such amendments or supplements thereto shall have been furnished as aforesaid); provided, further that the obligations of such Holders under this Section 7.2 shall be limited to an amount equal to the net proceeds received by each such Holder of Registrable Common sold as contemplated herein.

7.3           Indemnification Procedures. Promptly after receipt by a party entitled to indemnification pursuant to this Section 7 (each, an “Indemnified Party”) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such Indemnified Party will, if a claim is to be made against the party obligated to provide indemnification pursuant to this Section 7 (each, an “Indemnifying Party”), promptly notify the Indemnifying Party of the commencement thereof; but the omission to provide such notice will not relieve the Indemnifying Party from any liability hereunder, except to the extent that the delay in giving, or failing to give, such notice has a material adverse effect upon the ability of the Indemnifying Party to defend against the claim. In case such action is brought against an Indemnified Party, the Indemnifying Party shall have the right to participate in and, at the Indemnifying Party’s option, to assume the defense thereof, singly or jointly with any other Indemnifying Party similarly notified, with counsel satisfactory to the Indemnified Party; provided, however, that if the defendants in any action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to any Indemnified Parties that are different from or additional to those available to the Indemnifying Party, or if there is a conflict of interest which would prevent counsel for the Indemnifying Party from also representing the Indemnified Party, the Indemnified Party shall have the right to select counsel to participate in the defense of such action on behalf of such Indemnified Party at the expense of the Indemnifying Party; provided that the Indemnifying Party shall be responsible for the expense of only one such special counsel selected jointly by the Indemnified Parties, if there is more than one Indemnified Party. After notice from an Indemnifying Party to any Indemnified Party of such Indemnifying Party’s election to assume the defense or the action, the Indemnifying Party will not be liable to such Indemnified Party pursuant to this Section 7 for any legal or other expense subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the Indemnified Party shall have employed counsel in accordance with the proviso of the preceding sentence, or (ii) the Indemnifying Party shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after the notice of the commencement of the action, or (iii) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party.

Section 8.              Exceptions to and Termination of Registration Obligations. The Company shall not be obligated to (a) honor a request or a demand to register its Registrable Common under Section 2.1 if all such Registrable Common which could be registered pursuant to such demand is otherwise eligible for immediate sale by the Holder thereof under Rule 144 promulgated under the Securities Act or (b) effect a registration during the Lock-Out Period. Pursuant to Section 10 below, the Company shall not be obligated to effect a registration until the expiration of the Lock-Out Period. This Agreement, and the registration rights set forth herein, shall terminate on the earlier to occur of (a) a date that is two (2) years following the issuance of the Registrable Securities or (b) at any time following the Company’s Reverse Merger Transaction that all Holders who make demand for registration hereunder are able to sell their entire holdings during any ninety (90) day period under Rule 144(k).

Section 9.              Cooperation. Any Holder whose Registrable Common Stock are to be included in a Registration Statement of the Company agrees to cooperate with all reasonable requests by the Company necessary to effectuate the purposes of this Agreement, including by timely providing the Company with all information necessary to file a registration statement.

Section 10.            “Lock-Out” Agreement. Each Holder hereby agrees that, following the effective date of a registration of the Company’s securities (or securities of the Public Company) under the Securities Act, for the period of time not to exceed ninety (90) days following the effective date of any registration statement whether to register securities acquired in connection with the Company’s PIPE Transaction, the Company’s Capital Raising Transaction, or the Company’s IPO and to the extent requested by the Company’s underwriter(s) or placement agent, such Holder shall not sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of the Company (or the Public Company) held by such Holder, directly or indirectly, whether through trade in the public securities markets, OTCBB or private transactions or through any other means, except transfers to donees who agree to be similarly bound) during the Lock-Out Period. Each Holder acknowledges and agrees that the Company may impose stop-transfer instructions during such Lock-Out Period with respect to the securities of each Holder subject to this restriction if necessary to enforce such restrictions.

Section 11.            Miscellaneous.

11.1         Waivers, Amendments and Approvals. In each case in which the approval of the Holders is required by the terms of this Agreement, such requirement shall be satisfied by a vote or the written action of Holders of at least a majority of the Registrable Common, unless a higher percentage is specifically required by the terms of this Agreement. Any term or provision of this Agreement requiring performance by or binding upon the Company or Holders may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the Company and the Holders of at least a majority of the then outstanding Registrable Common. Any amendment or waiver effected in accordance with this Section shall be binding upon the Holders (including permitted assigns pursuant to Section 11.9 hereof). The waiver by a party of any breach hereof or default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or succeeding breach or default. Written notice of any such waiver, consent or agreement of amendment, modification or supplement shall be given to the record Holders of Registrable Common who did not give written consent thereto.

11.2         Written Changes, Waivers, Etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in Section 11.1.

11.3         Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or transmitted by facsimile or electronic mail (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this section as promptly as practicable thereafter), as follows:

11.3.1      To a Holder, addressed to such Holder at the address(es) set forth on Schedule 1 hereto.

11.3.2      To the Company, to:

Lone Moose Adventures, Inc.

1438 East 8850 South

Sandy, Utah 84983

Facsimile:               801-942-7753

Telephone:            801-566-2658

Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

11.4         Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or of a similar breach of default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach of default under the Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

11.5         Other Remedies. Any and all remedies herein expressly conferred upon a party shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

11.6         Attorneys’ Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys’ fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys’ fees. No sum for attorneys’ fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys’ fees.

11.7         Entire Agreement. This Agreement, the schedules hereto, the documents referenced herein and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

11.8         Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

11.9         Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon and be enforceable by, the respective heirs, successors and assigns of the parties hereto; provided, however, that if notice is given to the Company, the rights of a Holder hereunder may be assigned only (i) to a partner or retired partner of the assigning Holder if such assigning Holder is a partnership or to any affiliate of an assigning Holder which is also an accredited investor within the meaning of the Securities Act, (ii) to any family member of, or trust for the benefit of, the assigning Holder, (iii) to any affiliated entities of the assigning Holder if such affiliated entities are managed by the same manager or managing partner or management company, or managed by an entity controlling, controlled by or under common control with such manager, managing partner or management company, or (iv) concurrent with the sale or transfer to such assignee of at least 25,000 shares (subject to adjustment for any stock dividend, stock split, subdivision, combination or other recapitalization of the Company) of the Registrable Common then held by such Holder. Any Holder making an assignment in connection with the sale or transfer of only a portion of its shares shall retain its rights under this Agreement for the shares not sold or transferred. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding any provision contained elsewhere in this Agreement, upon the transfer of shares by any of the parties hereto, no claims or causes of action arising out of or related to this Agreement existing as of the transfer date shall be transferred by such party to any respective heir, successor, assign or permitted transferee, provided that the transfer of shares shall not be deemed a waiver by the transferring party of any such claim or cause of action.

11.10       Assignment to and Assumption by Parent Company. Company covenants and agrees to include as a condition precedent to consummation of the Reverse Merger Transaction with the Public Company in any definitive merger agreement entered into with the Public Company that the Public Company will expressly assume this Registration Rights Agreement and will succeed to and be substituted for the Company, with the same effect as if the Public Company had been named in this Agreement in the Company’s place.

11.11       Governing Law. This Agreement shall be governed by and construed under the laws of the State of Utah.

11.12       Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(BALANCE OF PAGE INTENTIONALLYBLANK)

IN WITNESS WHEREOF, this Agreement is hereby executed as of the date first written above.

COMPANY:	LONE MOOSE ADVENTURES, INC.

	By:	/s/ Christopher B. Glover
	Its:	President

INVESTORS:	/s/ David C. Merrell
David C. Merrell

JENSON SERVICES, INC.

	By:	/s/
	Its:	Vice President

SCHEDULE 1

LIST OF INVESTORS

Names and Addresses of Investors

David C. Merrell

9005 Cobble Canyon Lane

Sandy, Utah 84093

Jenson Services, Inc.

4685 So. Highland Dr., #202

Salt Lake City, Utah 84117